UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2011 (July 27, 2011)

COMMITTED CAPITAL ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue 22nd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-277-5301

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 27, 2011, Committed Capital Acquisition Corporation (the “Company”) amended the promissory note for approximately $120,000 that it had previously issued to Broadband Capital Management LLC (“BCM”) on May 27, 2011.

The amendment to the note amends the waiver of BCM contained in the promissory note to the effect that BCM waives any and all rights to the trust account that will hold the proceeds of the Company’s initial public offering and the proceeds of the sale of the securities issued in a private placement to be consummated concurrently with the completion of the initial business combination of the Company. Except only as modified by the amendment, the promissory note will continue in full force and effect.

This Current Report on Form 8-K contains only a summary of the amendment to the promissory note. The summary does not purport to be a complete summary of the amendment to the promissory note and is qualified in its entirety by reference to such amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Amendment to Promissory Note, dated July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Committed Capital Acquisition Corporation

July 27, 2011	By:	/s/ Michael Rapp
Name: Michael Rapp
Title: President and Chairman